EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

            We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80065, 333-06563 and 333-114151) pertaining to the Secure Computing Corporation Amended and Restated Omnibus Stock Plan and the Secure Computing Corporation Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-16767) of our report dated March 29, 1996, with respect to the financial statements of Border Network Technologies Inc., appearing in this Annual Report (Form 10-K) of Secure Computing Corporation.


/s/ Price Waterhouse
Chartered Accountants
Toronto, Ontario
March 27, 1997